UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024

THE GLIMPSE GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada	001-40556	81-2958271
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 West 38th St., 12th Fl

New York, NY 10018

(Address of principal executive offices) (Zip Code)

(917)-292-2685

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	VRAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As part of its previously announced strategic realignment around Spatial Core and divestiture of non-core assets, effective on October 1, 2024, The Glimpse Group, Inc. (the “Company”) entered into an agreement to divest its wholly owned subsidiary companies QReal, LLC (“QReal”) and its related operating entity GLIMPSE GROUP YAZILIM VE ARGE TİCARET ANONİM ŞİRKET (“Glimpse Turkey”) in a management buyout by the current General Manager of QReal (the “Divestiture”). The Divestiture’s expected initial value to the Company is approximately $4.0 million, excluding further equity upside.

A summary of the key elements of the Divestiture are set forth below:

●	Creates approximately $4.0 million of expected net cash value to the Company over the next two years, inclusive of $1.2 to $1.5 million in annual cash expense savings.

●	Simplifies and streamlines the Company’s operations (approximately 60 less employees) and eliminates Turkey country risk.

●	The Company does not expect material changes to its expected revenues for fiscal years 2024 and 2025.

○	The Company retains the revenues from QReal’s largest customer in full until such time that the Company has collected and retained $1.35 million net cash in the aggregate, after taking into account all related operating expenses and fees (the “Milestone”).

○	After satisfaction of the Milestone, the Company will receive a monthly cash revenue share for a period of 18 months in relation to any revenues generated from this same customer.

●	The Company was issued a $1.56 million Senior Secured Convertible Note in the new independent entity. Principal payback is tied directly to revenue collected by the new entity (separate from the Milestone).

●	The Company was issued a minority equity stake in the new independent entity.

●	The Company believes that QReal’s virtual try-on business has greater growth and success potential as an independent entity outside of the Company, potentially creating significant equity value for the Company’s shareholders in excess of QReal’s current equity value within the Company.

Forward-Looking Statements

This report includes statements of our expectations, intentions, plans, and beliefs that constitute “forward-looking statements” within the meaning of U.S. federal securities laws. It is important for an investor to understand that these statements involve risks and uncertainties, some of which are beyond our control. Forward-looking statements in this report include our expectations regarding our revenues in the future, and the success potential of QReal’s virtual try-on business. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors, all of which are difficult to predict and many of which are beyond our control, that could cause actual results to differ materially from those matters expressed or implied by these forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2024

THE GLIMPSE GROUP, INC.

By:	/s/ Lyron Bentovim
Lyron Bentovim
Chief Executive Officer